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                                                                     Exhibit 5.1







                          [BLANK ROME GRAPHIC OMITTED]

                                [BLANK ROME LLP]



                                                     December 15, 2003


Genesis HealthCare Corporation
101 East State Street
Kennett Square, Pennsylvania  19348

Gentlemen and Ladies:

         We have acted as counsel to Genesis HealthCare Corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of up to 2,250,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the Company's 2003 Stock Option Plan (the "Option Plan") and 2003 Stock Incentive Plan (the "Incentive Plan," and together with the Option Plan, the "Plans"), including (a) 1,500,000 shares of Common Stock issuable by the Company upon exercise of options granted pursuant to the Option Plan (the "Option Shares") and (b) 750,000 shares of Common Stock issuable by the Company pursuant to the Incentive Plan (the "Incentive Shares"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         Although as counsel to the Company we have advised the Company in connection with a variety of matters referred to us by it, our services are limited to specific matters so referred. Consequently, we do not have knowledge of many transactions in which the Company has engaged or its day-to-day operations.

         In rendering this opinion, we have examined the following documents:
(i) the Company's Amended and Restated Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws"); (ii) resolutions adopted by the Board of Directors relating to the Plans; (iii) the Registration Statement (including all exhibits thereto); (iv) the Plans; and (v) an officer's certificate from the Company. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures. In rendering this opinion, we have assumed that (i) the Option Shares will be issued in accordance with the terms and conditions of the Option Plan, (ii) the Incentive Shares will be issued in accordance with the terms and conditions of the Incentive Plan, (iii) at the time of issuance of any Option Shares or Incentive Shares, there shall be a sufficient number of duly authorized and unissued shares of Common Stock to accommodate such issuance, and (iv) the per share consideration received by the Company in exchange for the issuance of any Option Shares or any Incentive Shares shall not be less than the par value per share of the Company's Common Stock.

          One Logan Square 18th & Cherry Streets Philadelphia, PA 19103
                                www.BlankRome.com


  Delaware o Florida o Maryland o New Jersey o New York o Ohio o Pennsylvania o
                                 Washington, DC

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                          [BLANK ROME GRAPHIC OMITTED]

Genesis HealthCare Corporation
December 15, 2003
Page 2

         We have not made any independent investigation in rendering this opinion other than the document examination described above. Our opinion is therefore qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes. This opinion is limited to the laws of the Commonwealth of Pennsylvania. In rendering this opinion, we have assumed (i) compliance with all other laws, including federal laws and (ii) compliance with all Pennsylvania securities and antitrust laws.

         Based upon and subject to the foregoing and the qualifications and limitations set forth below, we are of the opinion that:

         The Option Shares and the Incentive Shares offered pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Plans, will be legally issued, fully paid and non-assessable.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.



                                            Sincerely,

                                            /s/ Blank Rome LLP
                                            ----------------------------------
                                            BLANK ROME LLP